                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                          BECKMAN INSTRUMENTS, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          BECKMAN INSTRUMENTS, INC.
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

           2500 Harbor Boulevard, Box 3100, Fullerton, CA 92634-3100
           ---------------------------------------------------------
                                [BECKMAN LOGO]

                                                               February 28, 1995

Dear Stockholder:

     You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Beckman Instruments, Inc. to be held at 10:00 a.m., Thursday, April 6, 1995, at the Company's headquarters, 2500 Harbor Boulevard, Fullerton, California.

     The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon. Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented. Accordingly, WE URGE YOU TO COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

     If you plan to attend the Annual Meeting in person, mark the designated box on the proxy card. Please promptly return the proxy card in sufficient time to receive a card of admission, which you should present upon entering the meeting.

                                           Sincerely,

                                           [SIG]

                                           LOUIS T. ROSSO
                                           Chairman of the Board and
                                           Chief Executive Officer

           2500 Harbor Boulevard, Box 3100, Fullerton, CA 92634-3100
           ---------------------------------------------------------
                                [BECKMAN LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 6, 1995

TO OUR STOCKHOLDERS:

     The 1995 Annual Meeting of Stockholders of Beckman Instruments, Inc., a Delaware corporation, will be held at the Company's headquarters, 2500 Harbor Boulevard, Fullerton, California, on Thursday, April 6, 1995, at 10:00 a.m. for the following purposes:

     1. To elect a class of directors to serve until the expiration of their term in 1998 and until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on February 6, 1995 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you expect to attend, PLEASE PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY/INSTRUCTION CARD IN THE ENCLOSED U.S. POSTAGE-PAID ENVELOPE. This will ensure that your shares are voted in accordance with your wishes and that a quorum will be present. Even though you have returned your proxy card, you may withdraw your proxy at any time prior to its use and vote in person at the meeting should you so desire.

                                          By Order of the Board of Directors

                                          [SIG]

                                          William H. May
                                          Secretary

Fullerton, California
February 28, 1995

                           BECKMAN INSTRUMENTS, INC.
                             2500 HARBOR BOULEVARD
                        FULLERTON, CALIFORNIA 92634-3100

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished to holders of shares of common stock, par value $.10 per share ("Common Stock"), of Beckman Instruments, Inc., a Delaware corporation ("Beckman" or the "Company"), in connection with the solicitation by the Company's Board of Directors ("Board") of the accompanying proxy to be used at the 1995 Annual Meeting of Stockholders to be held at the Company's headquarters, 2500 Harbor Boulevard, Fullerton, California, at 10:00 a.m. on Thursday, April 6, 1995, and any adjournment or postponement thereof (the "Annual Meeting"). Copies of this Proxy Statement and the accompanying proxy are being mailed on or about February 28, 1995 to stockholders of record on February 6, 1995.

     The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, by telex, or in person. The Company has engaged the firm of D. F. King & Co., Inc., as proxy solicitors, to whom the fee payable for such services is estimated to be $10,000 plus reimbursement of out-of-pocket expenses. The Company will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of the stock.

     Only holders of record of Common Stock at the close of business on February 6, 1995 ("Record Date") are entitled to vote at the Annual Meeting. On the Record Date, there were outstanding for voting purposes 29,044,832 shares of Common Stock. Each stockholder shall have one vote per share on all business of the Annual Meeting. The Company's Benefit Equity Trust, established to assist the Company in meeting its stock-related obligations for benefit programs, holds 976,130 of the shares outstanding for voting purposes. These are voted by the trustee in the same proportion as instructions received from employees recently participating in the Company's Employees' Stock Purchase Plan.

     The shares represented by properly executed proxies received in time for the Annual Meeting will be voted. The proxy may be revoked by a stockholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company, by submitting a later dated proxy, or by voting in person at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Outstanding shares of Common Stock represented by a properly signed and returned proxy will be treated as being present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote, abstaining, withholding a vote for the election of one or more nominees for director or constituting a broker non-vote. The accompanying proxy card provides space to vote for or to withhold voting for any or all nominees for the Board of Directors. Directors are elected by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Proxies marked as abstaining or withholding a vote in connection with the election of one or more nominees for director will not be counted as casting votes for such nominees, although the shares covered by such proxies will be included in determining the number of shares present at the meeting and entitled to vote on the subject matter.
     The Company does not presently know of any business other than the election of directors that may properly come before the stockholders for a vote at the Annual Meeting. As to any such other matters, unless a greater or different vote were required by applicable law, the certificate of incorporation or the by-laws, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter would be required to approve such matter, and abstentions would be treated as described above. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on the election of directors and certain other matters when they have not received instructions from beneficial owners, but lack such authority on other matters. Proxies subject to such broker non-votes would not be counted as casting votes for or against any matter as to which authority was so withheld, and the shares covered by such proxies would not be included in determining the number of shares present at the meeting and entitled to vote on the subject matter in question.

     UNLESS OTHERWISE DIRECTED IN THE PROXY, THE PERSONS NAMED IN THE PROXY CARD WILL VOTE FOR THE DIRECTOR NOMINEES PRESENTED IN THE PROPOSAL BELOW. AS TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THE PROXY CARD WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT, ALTHOUGH THE COMPANY DOES NOT PRESENTLY KNOW OF ANY OTHER BUSINESS.

                                    PROPOSAL

                             ELECTION OF DIRECTORS

     Four members of the Board are proposed to be elected for a term expiring at the 1998 annual meeting of stockholders. The Board currently consists of twelve persons and is divided into three classes, with the term of office of one class expiring each year. All director nominees are currently directors of the Company with terms expiring at this Annual Meeting.

     The persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of these director nominees, unless authority to vote for one or more of such nominees is withheld in the proxy. The proxies cannot be voted for a greater number of persons than the number of nominees named. The Board is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee or nominees as may be designated by the Board unless the Board reduces the number of directors accordingly.

                  DIRECTOR NOMINEES FOR TERM EXPIRING IN 1998

     CAROLYNE K. DAVIS, PH.D., 63, has been a national and international health care advisor to Ernst & Young, certified public accountants, since 1985, and a consultant and advisor to the Board of Beverly Enterprises, Inc., operator of nursing facilities, retirement and congregate living projects, pharmacies and home health care entities, since 1989. Dr. Davis served as Administrator of the Health Care Financing Administration of the U.S. Department of Health and Human Services from 1981 to 1985. She is a member of the Institute of Medicine, and a member of the Board of The National Museum for Medicine and Health. Dr. Davis is a trustee for the National Rehabilitation Hospital, Washington DC and for the University of Pennsylvania Medical Center. She is a director of Merck & Co., Inc., The Prudential Insurance Company of America, Pharmaceutical Marketing Services, Inc. and Science Applications International Corporation. Dr. Davis has been a director of Beckman since 1989.

     DENNIS C. FILL, 65, is Chairman and Chief Executive Officer of Advanced Technology Laboratories, Inc., a worldwide leader in the development, manufacturing and distribution of medical ultrasound systems, formerly known as Westmark International. He was Chairman of the Board, Chief Executive Officer and President of Westmark from 1986 to 1992. From 1978 to 1987, he served as President and Chief Operating Officer of Squibb Corporation. He is a director of ATL, SpaceLabs, Cytran, Inc. and Morton International. Mr. Fill has been a director of Beckman since 1994.

     WILLIAM N. KELLEY, M.D., 55, has served in his current role as Chief Executive Officer of the University of Pennsylvania Medical Center and Health System, Dean of the School of Medicine and Executive Vice President of the University since 1989. He was the John G. Searle Professor and Chairman of the Department of Internal Medicine and Professor of Biological Chemistry at the University of Michigan in

Ann Arbor from 1975 to 1989. Dr. Kelly is a director of Merck & Co., Inc. He has been a director of Beckman since 1994.

     HENRY WENDT, 61, is Managing Partner of the Finisterre Fund, a strategic equity investment fund focused on the acquisition and management of selected health care businesses. He served as Chairman of the Board of SmithKline Beecham p.1.c., which manufactures and markets prescription and proprietary products for human and animal health care, and its subsidiary, SmithKline Beecham Corporation, from 1989 to 1994. He was President of SmithKline Beckman Corporation, from 1982 to 1987 and from January to July 1989, Chief Executive Officer from 1982 to 1989 and Chairman of the Board from 1987 to 1989. Mr. Wendt is a director of Allergan, Inc., Atlantic Richfield Co., and Aviall Inc. He is a member and former Chairman of the U.S. - Japan Business Council and a trustee of the Trilateral Commission. He is Chairman of Pharmaceutical Partners for Better Health Care, an association of Chief Executive Officers of 43 of the largest research based pharmaceutical companies in the world. Mr. Wendt has been a director of Beckman since 1988 and served as its Chairman of the Board until 1989.

     Vote Required. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE NOMINEES.

                         BOARD OF DIRECTORS INFORMATION

CONTINUING DIRECTORS -- TERM EXPIRING IN 1997

     EARNEST H. CLARK, JR., 68, has been Chairman and Chief Executive Officer of The Friendship Group, an investment partnership, since 1989. He served as Chairman of Baker Hughes Incorporated, which manufactures and services equipment for drilling and completing oil wells and equipment for surface and underground mining, from 1987 to 1989. From 1969 to 1987, he served its predecessor, Baker International Corporation, as its Chairman of the Board. He also served as Chief Executive Officer of Baker International Corporation from 1965 to 1987 and as its President from 1962 to 1985, respectively. He is a director of CBI Industries, Honeywell Inc., Kerr McGee Corporation, Regenesis, and The American Mutual Fund. Mr. Clark is Chairman of the Board and Chief Volunteer Officer of YMCA of the USA and a member of the Board of Trustees of Harvey Mudd College. He has been a director of Beckman since 1988.

     GAVIN S. HERBERT, 62, has been Chairman of the Board of Allergan, Inc., a global provider of specialty therapeutic products which he helped found in 1950, since 1977. He also served as its Chief Executive Officer from 1961 to 1991. He was Executive Vice President of SmithKline Beckman Corporation, predecessor of SmithKline Beecham Corporation, which markets prescription and proprietary products for human and animal health care and diagnostic and analytical products and services, from 1986 to 1989. Mr. Herbert is a trustee of the University of Southern California and on the Boards of Directors of Research to Prevent Blindness and California Healthcare Institute. He has been a director of Beckman since 1988.

     C. RODERICK O'NEIL, 64, has been Chairman of O'Neil Associates, an investment management consulting firm, since 1987. He was a partner in Greenspan O'Neil Associates from 1984 to 1987 and Chairman of the Finance Committee of Travelers Corporation from 1977 to 1984. Mr. O'Neil is a director of AMBAC Inc. and Fort Dearborn Fund. He has been a director of Beckman since 1994.

     LOUIS T. ROSSO, 61, has been Chief Executive Officer of the Company since 1988 and Chairman of the Board since 1989. He served as the Company's President from 1982 to October 1993. He also served as a Vice President of SmithKline Beckman Corporation from 1982 to 1989. Mr. Rosso first joined Beckman in 1959 and was named Corporate Vice President in 1974. He is a director of Allergan, Inc. and American Health Properties, Inc. He is a member of the St. Jude Heritage Foundation and the Board of Trustees of Harvey Mudd College. Mr. Rosso has been a director of Beckman since 1988.

CONTINUING DIRECTORS -- TERM EXPIRING IN 1996

     FRANCIS P. LUCIER, 67, has served as Chairman of the Board of Hartland & Company, consultants for management of pension finance planning policy and communication, since 1989. He served 21 years with the Black & Decker Corporation, international manufacturer of power tools and home appliances, holding the posts of President, Chief Executive Officer and Chairman of the Board. He served thereafter as Chairman of the Board and Chief Executive Officer of Mohawk Data Sciences Corporation, producers of electronic data processing equipment, and Chairman of the Board of Micon Systems, Inc., a producer of data communications products. Mr. Lucier has been a management consultant since 1985. He is a director of PHH Corporation and Miami Subs Corporation. He has been a director of Beckman since 1988.

     DAVID S. TAPPAN, JR., 72, served Fluor Corporation, an international engineering construction and technical services company with investments in coal, as its Chief Executive Officer and Chairman of the Board from 1984 until 1989 and 1990, respectively, and as a director until December 1994. Mr. Tappan is also a director of Advanced Tissue Sciences, Inc., Genentech, Inc., and Allianz Insurance Company. He is a member of the Board of Trustees of The Scripps Research Institute and the University of Southern California. Mr. Tappan has been a director of Beckman since 1988.

     JOHN P. WAREHAM, 53, has served as President and Chief Operating Officer of the Company since October 1993. He served as the Company's Vice President, Diagnostic Systems Group, from 1984 to 1993. Prior thereto, he had been President of Norden Laboratories, Inc., a wholly owned subsidiary of SmithKline Beckman Corporation engaged in developing, manufacturing and marketing animal pharmaceutical vaccines. Mr. Wareham first joined SmithKline Corporation, a predecessor of SmithKline Beckman Corporation, in 1968. He is a director of the Little Rapids Corporation and the John Henry Foundation. He has been a director of Beckman since 1993.

     BETTY WOODS, 56, has served as President and Chief Executive Officer, since 1992 and 1993, respectively, of Blue Cross of Washington and Alaska, one of that area's largest health care contractors. She became Chief Executive Officer of PREMERA, holding company of Blue Cross of Washington and Alaska and Medical Service Corporation of Eastern Washington, in 1994. She joined Blue Cross of Washington and Alaska in 1976. Ms. Woods serves on the Board of Trustees of the Greater Seattle Chamber of Commerce and is Vice Chair of the Snohomish County Economic Development Council. She has been a director of Beckman since 1994.

BOARD COMPENSATION AND BENEFITS

     Of the Board's current twelve members, two are officers of the Company who do not receive additional compensation for Board or committee service. The remaining non-employee directors receive an annual $22,000 retainer and $1,000 for each Board and each committee meeting attended. These directors receive an additional business fee equal to the Board meeting fee for each day or significant portion of a day spent on Company business, but are not paid an additional business fee if receiving consulting fees from the Company. Directors who chair major committees of the Board receive an additional fee of $500 per committee meeting.

     In 1994, the Company adopted a Deferred Directors Fee Program that permits directors to defer all or a portion of their retainers and fees until termination of their status as a director. Deferred amounts are treated as having been invested in Common Stock and thus are valued according to fluctuations in the market price of the Common Stock. Distributions will be made in cash only. Dr. Kelley has elected to participate in the program beginning in 1995.

     Non-employee directors of the Company who have not been an employee of the Company or any of its subsidiaries for at least one year prior to the date of grant automatically receive a non-qualified option to purchase 1,000 shares of Common Stock (subject to adjustments occurring after the grant) on the date of each annual meeting of stockholders, pursuant to the Company's Stock Option Plan for Non-Employee Directors approved by stockholders in May 1989 and amended with stockholder approval in 1992. The option price for each option granted is the fair market value on the date of grant. Options are generally exercisable six months from the date of grant (subject to the individual serving as director for the duration of those six months) and expire ten years after the date of grant (subject to earlier termination if the director ceases to serve as a director). The amount of shares pursuant to outstanding options under this plan which are exercisable or which will become exercisable within 60 days of February 28, 1995, are included in the table shown under "Security Ownership of Certain Beneficial Owners and Management -- By Directors and Executive Officers" below.

MEETINGS OF BOARD AND COMMITTEES

     The Company's Board held seven meetings during 1994. A total of seventeen committee meetings also were held as follows: Finance Committee, five; Organization and Compensation Committee, six; Audit Committee, four; and Nominating Committee, two. Mr. Fill and Ms. Woods had commitments prior to joining the Board in 1994; however, each attended 73% and 67%, respectively, of the total number of meetings of the Board and the committees on which each served. The average aggregate Board and committee meeting attendance for all Board members was approximately 91%.

COMMITTEES OF THE BOARD

     Audit Committee. This committee meets with the independent public accountants and internal audit services staff to discuss the annual audit plan and the results of their audit examinations. It also meets with the Company's internal auditors to review the audit services department's activities and to discuss the adequacy of the Company's accounting and control systems. This committee also considers any issues raised by its members, the independent public accountants, the internal audit staff, the legal staff or management. Each year it recommends to the full Board an accounting firm to audit the consolidated financial statements of the Company. This committee currently consists of Mr. Lucier, Chairman, Mr. Herbert, Dr. Kelley, Mr. Wendt, and Ms. Woods.

     Organization and Compensation Committee. This committee reviews and approves major corporate organization structure, reviews performance of corporate officers and establishes overall executive compensation policies and programs. It reviews and approves compensation elements such as base salary, bonus awards, stock option grants and other forms of long-term incentives. No member of the committee may be a member of management or eligible for compensation other than as a director or consultant. This committee currently consists of Mr. Tappan, Chairman, Mr. Clark, Mr. Fill and Mr. Lucier.

     Finance Committee. This committee reviews, approves or modifies management recommendations on corporate financial strategy and policy and, where appropriate, makes recommendations to the Board. This committee currently consists of Mr. Wendt, Chairman, Dr. Davis, Mr. Herbert and Mr. O'Neil.

     Nominating Committee. This committee reviews the qualifications of nominees for directors and makes recommendations to the Board to fill vacancies and newly created directorships. It develops criteria to determine the qualifications of directors and the appropriate retirement and tenure of directors. Stockholders may submit recommendations for Board nominees to the committee for its consideration by addressing them to the Secretary of the Company at its headquarters in Fullerton, California. The committee may or may not act or provide reasons related to its actions or inactions on any such recommendations. This committee currently consists of Mr. Clark, Chairman, Dr. Davis, and Mr. Tappan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Company's Organization and Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between Beckman and other entities involving Beckman executive officers and Beckman Board members who serve as executive officers of such other entities.

     The Company employs the consulting services of Hartland & Company relating to pension finance planning policy and communications for Beckman's Pension Plan and Savings and Investment Plan. Beckman paid Hartland & Company $145,185 for such consulting services in 1994. During 1994 and presently, Mr. Lucier is a member of the Company's Organization and Compensation Committee. Mr. Lucier is

Chairman of the Board of Hartland & Company, receives a fee from Hartland & Company for his services, and owns 20% equity interest therein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the amount of shares of Common Stock beneficially owned (as of February 1, 1995, unless otherwise indicated) by directors of the Company, the Chief Executive Officer and the four highest paid executive officers reported in the "Executive Compensation -- Summary Compensation Table" below, and all directors and executive officers as a group. Percentage of ownership is calculated using the number of outstanding shares as of February 6, 1995, the Record Date.

                                                            BECKMAN           PERCENTAGE
                                                            COMMON                OF
        BENEFICIAL OWNER                                     STOCK             OWNERSHIP
        ----------------                                    -------           -----------
        Directors:
          L. T. Rosso.....................................  296,094(1)(2)        1.0%
          E. H. Clark, Jr. ...............................    6,100(1)             *
          C. K. Davis.....................................    6,127(1)             *
          D. C. Fill......................................    2,000(1)             *
          G. S. Herbert...................................   12,682(1)(3)          *
          W. N. Kelley....................................    2,000(1)             *
          F. P. Lucier....................................    7,586(1)(3)          *
          C. R. O'Neil....................................    3,000(1)             *
          D. S. Tappan, Jr. ..............................    7,000(1)             *
          J. P. Wareham...................................  111,702(1)(2)          *
          H. Wendt........................................   17,901(1)(3)          *
          B. Woods........................................    1,000                *
        Other Named Executive Officers:
          M. O'Neill......................................  104,646(1)(2)(3)       *
          A. Torrellas....................................   48,037(1)(2)(3)       *
          A. Ziegler......................................   47,299(1)(2)          *
        All Directors and Officers as a group (21
          persons)........................................  858,711(1)(2)(3)     2.9%

- ---------------

 *  Less than 1% of outstanding shares.

(1) Included are the following shares which directors and executive officers had the current right to acquire, or will have the right to acquire within 60 days of February 28, 1995, upon the exercise of options under the Company's Stock Option Plan for Non-Employee Directors and under the Company's Incentive Compensation Plans for employees, as applicable: Messrs. Clark, Lucier, and Tappan, and Dr. Davis, 6,000 shares each; Messrs. Herbert and Wendt, 4,000 shares each; Messrs. Fill and O'Neil and Dr. Kelley, 1,000 shares each; Mr. Rosso, 207,020 shares; Mr. Wareham, 96,715 shares; Mr. O'Neill, 88,430 shares; Mr. Ziegler, 43,360 shares; Mr. Torrellas, 42,700 shares; and all directors and executive officers as a group, 655,741 shares.

(2) Included are shares held in trust for the benefit of the named executive officers and employee directors under the Company's Savings and Investment Plan as of December 31, 1994, as follows: Mr. Rosso, 43,049 shares; Mr. Wareham, 1,087 shares; Mr. O'Neill, 2,867 shares; Mr. Torrellas, 530 shares; Mr. Ziegler, 500 shares; and all executive officers as a group, 61,388 shares. Also included in the above table are shares of restricted stock which will be issued within 60 days of February 28, 1995, in addition to previously issued shares of restricted stock as to which restrictions have not yet lapsed, as follows: Mr. Rosso, 7,104 shares; Mr. Wareham, 3,932 shares; Mr. O'Neill, 3,234 shares; Messrs. Torrellas and Ziegler, 664 shares each; and all executive officers as a group, 21,086 shares.

(3) Included are shares of Common Stock for the named individuals as follows:
    Mr. Herbert, a total of 8,682 shares held as trustee or co-trustee in family trusts; Mr. Lucier, 1,458 shares held by his pension plan; Mr. O'Neill, 9,731 shares held as trustee in a family trust; Mr. Torrellas, 2,366 shares held by himself and his spouse as co-trustees in a family trust; and Mr. Wendt, 3,415 shares held by his spouse. Also included are shares of Common Stock for other executive officers totalling 5,598 shares held as trustees or co-trustees in family trusts or as custodian for children.

BY OTHERS

     Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock. The table sets forth information known to the Company as of February 14, 1995, with percentage of ownership calculated using the number of outstanding shares on February 6, 1995.

                                                                         SHARES
         NAME OF                                                      BENEFICIALLY      PERCENT
    BENEFICIAL OWNERS                                                    OWNED         OF CLASS
    -----------------                                                 ------------     ---------
    Trimark Investment Management, Inc..............................    2,555,600(1)      8.8%
    Brinson Partners, Inc. and related entities.....................    2,141,804(2)      7.4%
    Quantum Partners LDC and related entities.......................    1,818,700(3)      6.3%
    Fidelity Management & Research Company and related entities.....    1,643,400(4)      5.7%
    Mellon Bank and its subsidiaries................................    1,639,965(5)      5.6%

- ---------------

(1) Based on the Schedule 13G amendment dated February 10, 1995, wherein Trimark Investment Management Inc. ("TIMI") reported the beneficial ownership of 2,555,600 shares at December 31, 1994. The Schedule 13G amendment states that TIMI is both manager of the assets and sole trustee of various trust funds and, as such, has sole voting power and sole dispositive power in respect of all 2,555,600 shares. TIMI's address is One First Canadian Place, Suite 5600, P.O. Box 487, Toronto, Ontario, M5X 1E5.

(2) Based on information provided by Brinson Partners, Inc. ("BPI"), Brinson Trust Company ("BTC"), and Brinson Holdings, Inc. ("BHI"), included in their joint Schedule 13G amendment dated February 13, 1995, wherein they reported the beneficial ownership of 2,141,804 shares at December 31, 1994. They state that: BPI has sole voting and dispositive powers over the 1,578,559 shares (5.4% of outstanding shares) it beneficially owns; BTC has sole voting and dispositive powers over the 563,245 shares (1.9% of outstanding shares) it beneficially owns; and BHI beneficially owns the shares by BPI and BTC solely through its ownership of BPI which in turns owns BTC. The address for BPI, BTC and BHI is 209 South LaSalle, Chicago, Illinois 60604-1295.

(3) Based on a joint Schedule 13D amendment dated April 6, 1994, wherein 1,818,700 shares were reported as beneficially owned as of such date, as follows:

    Quantum Industrial Partners LDC ("QI Partners") reported aggregate beneficial ownership of 616,800 shares (2.1% of outstanding shares) with no voting or dispositive powers. QIH Management Investor, L.P. ("QIHMI") reports investment discretion in the assets of QI Partners. George Soros is the sole shareholder of QIH Management, Inc., which is the sole general partner of QIHMI. QIHMI reports aggregate beneficial ownership and shared voting and dispositive powers as to 616,800 shares; QIH Management, Inc. reports aggregate beneficial ownership and shared voting and dispositive powers as to 616,800 shares. George Soros reported aggregate beneficial ownership of 1,219,600 shares (4.2% of outstanding shares), of which he reported sole voting and dispositive powers with respect to 602,800 shares and shared voting and dispositive powers with respect to 616,800 shares.

    Purnendu Chatterjee, in his capacity as Sub-Advisor to QI Partners and in his capacity as sole general partner of Chatterjee Fund Management, L.P., which is the sole general partner of Winston Partners, L.P. ("Winston"), reported aggregate beneficial ownership of 1,215,900 shares (4.2% of outstanding shares), of which he reported sole voting and dispositive powers with respect to 559,100 shares and shared voting and dispositive power with respect to 616,800 shares.

    The address of QI Partners principal office is Kaya Flamboyan 9, Curacao, Netherlands Antilles. The business address for QIHMI, QIH Management, Inc., Mr. Soros, Chatterjee Fund Management, L.P., Winston, and Mr. Chatterjee is 888 Seventh Avenue, New York, New York 10106.

(4) Based on a Schedule 13G dated February 13, 1995, FMR Corp. ("FMR"), a parent holding company, and Edward C. Johnson, Chairman of FMR, reported beneficial ownership of 1,643,400 shares as of December 31, 1994. FMR's subsidiary, Fidelity Management and Research Company ("Fidelity") was reported as the beneficial owner of 1,584,500 shares as a result of acting as investment adviser to several investment companies. Mr. Johnson, FMR (through its control of Fidelity) and the funds were reported to each have sole dispositive power with respect to the 1,584,500 shares held by the funds, but voting power resides with the funds' Board of Trustees.

    Fidelity was also reported as the beneficial owner with respect to 58,900 shares as a result of its serving as investment manager of the institutional accounts. Mr. Johnson and FMR (through its control of Fidelity) have sole voting power in respect of 56,900 shares, but no power to vote 2,000 shares owned by institutional accounts.

    The business address for FMR and Fidelity is 82 Devonshire Street, Boston, Massachusetts 02019.

(5) Based on a Schedule 13G dated February 9, 1995, wherein Mellon Bank Corporation and its subsidiaries, including also subsidiaries of The Boston Company, Inc., ("Mellon") reported the beneficial ownership of 1,639,965 shares at December 31, 1994. The Schedule 13G states that all of the securities are beneficially owned by Mellon in various fiduciary capacities, with no individual accounts holding an interest of 5% or more. Mellon has sole voting and dispositive powers in respect of 348,000 shares, shared voting power in respect of 720,965 shares, sole dispositive power in respect of 522,000 shares, and shared dispositive power in respect of 409,000 shares. Mellon Bank, N.A., as trustee of Beckman's Savings and Investment Plan, disclaims beneficial ownership of all shares that have been allocated to the individual accounts of employee participants for which directions have been received and followed. The principal place of business is Mellon Bank Corporation, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of the Company and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. In addition, under Section 16(a), trusts for which a Reporting Person is a trustee and a beneficiary (or a member of his immediate family is a beneficiary), may have a separate reporting obligation with regard to holdings and transactions in Common Stock. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by these dates during 1994. To the Company's knowledge, all of these requirements were satisfied, except that seventeen officers Forms 5 were filed one day late due to a calendaring error.

                             EXECUTIVE COMPENSATION

     The following table sets forth information for the last three fiscal years, as to the Chief Executive Officer and the four highest paid executive officers of the Company in 1994:

                           SUMMARY COMPENSATION TABLE


                                                ANNUAL
                                            COMPENSATION(1)              LONG-TERM COMPENSATION
                                          -------------------   ----------------------------------------
                                                                            AWARDS               PAYOUTS
                                                                ------------------------------   -------
                                                                                  SECURITIES
                                                                  RESTRICTED      UNDER-LYING             ALL OTHER
                                                                    STOCK          OPTIONS/       LTIP      COMPEN-
                                         SALARY(2)   BONUS(3)   AWARD(S)(4)(5)      SARS(6)      PAYOUTS   SATION(8)
NAME AND PRINCIPAL POSITION       YEAR      ($)        ($)           ($)              (#)        ($)(7)       ($)
- ---------------------------       ----   ---------   --------   --------------   -------------   -------   ---------
Louis T. Rosso                    1994    462,375    215,500        105,707      84,000 shares       --      4,500
Chairman of the Board             1993    449,167         --             --      50,000 shares       --      7,075
and Chief Executive Officer       1992    420,006    415,400             --      45,000 shares       --      5,722
John P. Wareham                   1994    325,008    138,500         67,583      45,000 shares       --      4,500
President, and                    1993    273,008         --             --      17,000 shares       --      7,075
Chief Operating Officer           1992    261,174    198,500             --      19,000 shares       --      5,722
Michael T. O'Neill                1994    253,806     75,800         48,121      30,000 shares       --      4,500
Senior Vice President,            1993    246,008         --             --      17,000 shares       --      7,075
Commercial Operations             1992    233,258    195,500             --      19,000 shares       --      6,103
Arthur A. Torrellas               1994    203,392     73,800             --      12,000 shares   27,100      4,500
Vice President,                   1993    197,526         --             --       7,000 shares       --      7,075
Diagnostic Commercial Operations  1992    186,472    132,000             --       8,000 shares       --      6,103
Albert R. Ziegler                 1994    202,834     66,100             --      16,000 shares   24,400      4,500
Vice President,                   1993    196,625         --             --       7,000 shares       --      7,075
Diagnostic Development Center     1992    187,425    130,800             --       8,000 shares       --      6,094

- ---------------

(1) The aggregate amount of other annual compensation for each named individual did not equal or exceed the lesser of either $50,000 or 10% of the total of such individual's basic salary and bonus for each of the fiscal years reported herein and is not shown.

(2) Amounts shown include salary reductions under the Company's Flexible Benefits Plan and compensation deferred under the Savings and Investment Plan, pursuant, respectively, to Sections 125 and 401(k) of the Internal Revenue Code of 1986, as amended.

(3) These amounts were paid pursuant to annual Executive Bonus and Executive Incentive Plans and were contingent upon the attainment of certain organizational and individual goals prescribed by the Board's Organization and Compensation Committee. No bonus amount was earned for the year 1993. Awards for services performed in 1992 and 1994 were paid in cash. The plans did not provide for deferrals.

(4) The amounts shown represent the values of restricted stock to be issued under the Incentive Compensation Plan of 1990 as elected by the individuals shown in lieu of a cash payment of awards under the long-term incentive plan, the Two-Year Economic Value Added Incentive Plan ("LTIP") (see also note 7 below). For purposes of this table, values were calculated using the 1994 year-end closing price per share and do not include any diminution effect attributable to restrictions on such stock. The number of whole shares of restricted stock per individual is determined by adding 33 1/3% to the amount which would have been paid in cash under the LTIP and dividing this amount by the year-end closing price per share of Common Stock ($27.875 as reported on the New York Stock Exchange). The number of shares of restricted stock per named individual (to be issued on the date in 1995 that cash awards are paid to other LTIP participants) is as follows: Mr. Rosso, 3,792 shares; Mr. Wareham, 2,242 shares; and Mr. O'Neill, 1,726 shares. Restrictions lapse 24 months from the date of issuance, but can lapse sooner in the event of death, total disability, normal or late retirement pursuant to the Company's Pension Plan, and a change of control of the Company (as defined in the Restricted Stock Agreement). Non-preferential dividends are paid.

(5) The aggregate restricted stock holdings at 1994 year-end for the named individuals and their values (calculated by multiplying the number held by the year-end per share closing price of $27.875, and not including any diminution effect attributable to the restrictions on such stock) are as follows: Mr. Rosso, 3,312 shares, $92,322; Messrs. Wareham and O'Neill, 1,508 shares, $42,036 each; and Messrs. Torrellas and Ziegler, 664 shares, $18,509 each. The foregoing number of shares of restricted stock represent the remaining 40% of the number issued in 1991 for which restrictions have not lapsed. Pursuant to the terms of that grant, restrictions lapse annually as to 20% of the total number of shares which were awarded. Restrictions may lapse sooner in the event of termination of employment due to death or total disability, retirement occurring at least six months after the award, or a change of control (as defined in the Restricted Stock Agreement). Non-preferential dividends are paid.

(6) No SARs have been awarded. Options are for shares of Common Stock. One-half of the number of shares shown for 1994 relate to options with a performance vesting feature as shown at the "Option/SAR Grants in Last Fiscal Year" table below.

(7) Consists of cash payout under the LTIP for the two-year cycle ended fiscal year 1994. See note 4 above regarding the restricted stock in lieu of cash payout alternative. See also "Long-Term Incentive Awards" below for information about this plan.

(8) Amounts shown reflect Company matching contributions to the defined contribution plan, wherein eligible employees of the Company and certain subsidiaries may invest in various funds generally up to 15% of their compensation through payroll deductions. The Company makes contributions to the plan equal to 50% or 60%, depending upon investment of Company matching contributions, of up to the first 5% of each employee's contribution (subject to certain limitations).

FISCAL YEAR OPTION GRANTS

     The following table sets forth the number of options granted and the estimated grant date present value for the named executive officers during the fiscal year ended December 31, 1994:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   INDIVIDUAL GRANTS                                        GRANT DATE VALUE
- ---------------------------------------------------------------------------------------     ----------------
                                             PERCENT OF
                            NUMBER OF          TOTAL
                            SECURITIES      OPTIONS/SARS
                            UNDERLYING       GRANTED TO      EXERCISE OF
                           OPTIONS/SARS     EMPLOYEES IN     BASE PRICE      EXPIRATION        GRANT DATE
NAME                        GRANTED(#)      FISCAL YEAR        ($/SH)           DATE        PRESENT VALUE($)
- ----                       ------------     ------------     -----------     ----------     ----------------
L. Rosso.................     42,000(1)          5.4%         $ 26.3750        3/29/04       $ 431,760(2)(5)
                              42,000(3)          5.4%           26.3750        3/29/04         421,260(4)(5)
J. Wareham...............     22,500(1)          2.9%           26.3750        3/29/04         231,300(2)(5)
                              22,500(3)          2.9%           26.3750        3/29/04         225,675(4)(5)
M. O'Neill...............     15,000(1)          1.9%           26.3750        3/29/04         154,200(2)(5)
                              15,000(3)          1.9%           26.3750        3/29/04         150,450(4)(5)
A. Torrellas.............      6,000(1)          0.8%           26.3750        3/29/04          61,680(2)(5)
                               6,000(3)          0.8%           26.3750        3/29/04          60,180(4)(5)
A. Ziegler...............      8,000(1)          1.0%           26.3750        3/29/04          82,240(2)(5)
                               8,000(3)          1.0%           26.3750        3/29/04          80,240(4)(5)

- ---------------

(1) No free-standing or tandem SARs were granted. Non-qualified stock options were granted in 1994 pursuant to the Company's Incentive Compensation Plan of 1990 at an option price equal to the fair market value of the stock at the date of grant. The option price may be paid by delivery of already owned shares, subject to certain conditions. The number of options exercisable increases in 33% increments after each successive anniversary of the date of grant. Options may become exercisable sooner in the event of death, disability, or retirement occurring after six months from the date of grant or in the event of a change of control. The options have a term of ten years, subject to sooner expiration in the event of termination of employment. The Organization and Compensation Committee of the Board retains discretion, subject to plan limits, to modify the terms of outstanding options, to reprice options, and to adjust the number, price and kind of shares in the event of certain changes affecting Company stock. No adjustments or repricing of any options has occurred.

(2) Grant date present value estimates were made using a variation of the Black-Scholes pricing model. The following factors and assumptions were used: option price ($26.375, the fair market value on the date of grant); term of option (10 years); risk of forfeiture due to termination (adjusted by 3% for each year of the three-year vesting period); risk free rate of return (7.10%); dividend yield (1.49%); volatility (.221); and market price ($26.375).

(3) See note 1 above for general features of the Company's non-qualified stock option grants, with the exception that this grant contains a performance vesting feature. Vesting will occur upon the earlier of 9.5 years after the date of grant, or at the time the Common Stock meets certain targeted stock appreciation levels during the first four years from the date of grant. For accelerated vesting to occur, the average Common Stock per share price must be as follows: 1) $30.46 by September 29, 1995 for 33% vesting; 2) $35.11 by March 29, 1997 for 66% vesting; and 3) $38.62 by March 29, 1998 for 100%
    vesting. For purposes of this grant, each price shown is an average of closing prices (on the exchange on which Common Stock is then trading) during any thirty consecutive trading day period ending no later than the fifteenth trading day following the designated dates.

(4) Grant date present value estimates were made using a variation of the Black-Scholes pricing model and assumed accelerated vesting based on the targeted stock price appreciation levels. Construction of the model included the following factors and assumptions: option price ($26.375, the fair market value on the date of grant); term of option (10 years); risk of forfeiture due to termination (adjusted by a 3% annualized risk factor applied to each performance vesting time period during the first four years from the date of grant); risk free rate of return (7.10%); dividend yield (1.49%); volatility (.221); and market price ($26.375).

(5) Although the Black-Scholes pricing model is widely used, the value of stock options cannot be guaranteed because of the wide range of assumptions and variations which may occur from time to time. No assumptions made, nor any performance vesting criteria presented, in connection with this table are intended to represent a forecast of possible future appreciation of Common Stock, stockholder return, or performance of the Company.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     None of the named executive officers exercised stock options during the fiscal year ended December 31, 1994. No free-standing or tandem SARs have been granted. The table below shows the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                        NUMBER OF SECURITIES
                                       UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                       OPTIONS/SARS AT FISCAL           IN-THE-MONEY OPTIONS/SARS
                                           YEAR-END(#)(1)               AT FISCAL YEAR-END($)(2)
                                    -----------------------------     -----------------------------
        NAME                        EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
        ----                        -----------     -------------     -----------     -------------
        L. Rosso..................    161,360          132,800        $ 1,448,370       $ 426,550
        J. Wareham................     77,220           62,850            704,403         179,594
        M. O'Neill................     71,410           47,850            653,109         157,094
        A. Torrellas..............     35,690           19,410            328,634          64,629
        A. Ziegler................     35,690           23,410            328,634          70,629

- ---------------

(1) All options granted have a term of ten years, subject to earlier termination, with options becoming exercisable in general over periods of two, three, or four years from dates of grant. See notes 1 and 3 to the preceding table entitled "Option/SAR Grants in Last Fiscal Year" for additional information on general terms which apply to stock option awards made and performance vesting information.

(2) Values were calculated by multiplying the closing market price of the Common Stock at December 31, 1994 ($27.875 per share) by the respective number of shares and subtracting the option price, without any adjustment for any vesting or termination contingencies or other variables.

LONG-TERM INCENTIVE AWARDS

     The following table displays target long-term incentive awards for the named executive officers for the two-year performance cycle ending in 1995 under the Company's long-term incentive plan ("LTIP"), the Two-Year Economic Value Added Incentive Plan. Awards are based on total company performance in maintaining and improving the efficiency of capital as measured by certain financial objectives. For purposes of this table, the opportunity to participate in the plan and to achieve an eventual payout is considered an award; however, no payouts will be made if the threshold performance level established by the Organization and Compensation Committee is not met.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                       ESTIMATED FUTURE PAYOUTS
                                     NUMBER OF     PERFORMANCE OR          UNDER NON-STOCK
                                   SHARES, UNITS    OTHER PERIOD         PRICE-BASED PLANS(1)
                                     OR OTHER          UNTIL        ------------------------------
                                      RIGHTS       MATURATION OR    THRESHOLD   TARGET    MAXIMUM
        NAME                           (#)            PAYOUT          ($)        ($)       ($)
        ----                       -------------   --------------   ---------   -------   --------
        L. Rosso.................        --          1/94-12/95      $41,700    $83,400   $166,900
        J. Wareham...............        --          1/94-12/95       26,800     53,600    107,300
        M. O'Neill...............        --          1/94-12/95       19,100     38,200     76,300
        A. Torrellas.............        --          1/94-12/95       14,300     28,600     57,100
        A. Ziegler...............        --          1/94-12/95       12,800     25,600     51,200

- ---------------

(1) Assuming the minimum or threshold performance level is met, the percentage of the target award eventually paid to participants depends upon the overall results achieved for this two-year performance period compared to target. Amounts shown are based upon base rates of pay at 1994 year-end; however, actual payouts will be based on the individual's base rate of pay at year-end 1995 which is not presently known. Payouts, if any, are made in cash under the LTIP; however, the Committee may grant an award of restricted stock under the Incentive Compensation Plan of 1990 in lieu of cash payout under the LTIP Plan.

TERMINATION AND MANAGEMENT CHANGE IN CONTROL AGREEMENTS

     All senior management who are Vice Presidents or above of the Company, including the named executives, have entered into agreements with the Company that are effective if, within two years after the occurrence of a change in control of the Company (as defined in the agreements), any of these individuals is terminated without cause or has a material change to compensation or responsibilities. Under these agreements, the Company will pay up to three times the individual's annual compensation as specified in the agreements, as well as a limited continuance of certain Company benefits.

DEFINED BENEFIT PENSION PLANS

     The Company's defined benefit qualified and non-qualified supplemental pension plans provide pension benefits to employees, including officers of the Company, based upon the average of the highest 60 consecutive months of eligible compensation and years of eligible service. Eligible compensation includes basic salary, bonuses earned during the year and the LTIP cash payouts. Benefit amounts are offset generally by a portion of the employee's Social Security Covered Compensation and, if applicable, amounts from any other similar Company or subsidiary sponsored plan. If an employee elects a form of payment providing a benefit for his or her beneficiary, the benefit amount for the employee is reduced.

     Normal retirement age generally is 65, but employees may continue employment beyond age 65 and earn additional retirement benefits. Credited years of eligible service at normal retirement for the other named executive officers would be as follows: Mr. Rosso, 40 years; Mr. Wareham, 38 years; Mr. O'Neill, 33 years; Mr. Torrellas, 18 years; and Mr. Ziegler, 30 years.

     The Company has entered into an agreement under the non-qualified supplemental pension plan with Mr. Torrellas. Under certain stipulations on employment tenure with the Company, the agreement provides additional retirement benefits under the non-qualified plan as if he had a 38% increase in the single life annuity amount under the Company's qualified pension plan.

     The following table illustrates the annual pension benefits, before any offsets, calculated as a single life annuity, payable at normal retirement.

                               PENSION PLAN TABLE

                                                     YEARS OF SERVICE
                  --------------------------------------------------------------------------------------
REMUNERATION*        15           20           25           30           35           40           45
- -------------     --------     --------     --------     --------     --------     --------     --------
  $ 300,000       $ 76,500     $102,000     $127,500     $153,000     $178,500     $186,000     $193,500
    350,000         89,250      119,000      148,750      178,500      208,250      217,000      255,750
    400,000        102,000      136,000      170,000      204,000      238,000      248,000      258,000
    450,000        114,750      153,000      191,250      229,500      267,750      279,000      290,250
    500,000        127,500      170,000      212,500      255,000      297,500      310,000      322,500
    550,000        140,250      187,000      233,750      280,500      327,250      341,000      354,750
    600,000        153,000      204,000      255,000      306,000      357,000      372,000      387,000
    650,000        165,750      221,000      276,250      331,500      386,750      403,000      419,250
    700,000        178,000      238,000      297,500      357,000      416,500      434,000      451,500
    750,000        191,250      255,000      318,750      382,500      446,250      465,000      483,750

- ---------------

* The average of the highest sixty consecutive months of eligible compensation.

        BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

     Among the duties of the Organization and Compensation Committee of the Board is the determination of compensation for all executive officers, including the Chief Executive Officer ("CEO").

     The committee intended that the 1994 executive compensation be competitive and that it further align the interests of management and stockholders as well as allow reward for long-term vision and growth. For executive officers, including the CEO, competitiveness was defined as providing a total cash compensation opportunity that approximates the 50th percentile predicted value in the annual pay analysis conducted by the company in collaboration with an independent, nationally recognized consulting organization specializing in executive compensation. Executive incentive plans were also designed to provide a higher earnings opportunity for exceeding financial targets.

PROGRAM CHANGES

     A change to the executive compensation program in 1994 involved the introduction of a long-term incentive plan ("LTIP"), the Two-Year Economic Value Added Incentive Plan, which rewards participants for increasing and sustaining the efficiency of capital. Payout opportunities in the annual incentive plan were reduced as an offset to projected biennial awards under the long-term plan.

     This new measure in combination with an annual incentive plan which focuses on Earnings Per Share (EPS) growth represents the variable compensation component of executive pay for the CEO and other executive officers. The existing stock option program remains as the third element of compensation that will be discussed in this report.

COMPETITIVE ASSESSMENT

     The primary resource for cash compensation analysis was the 1994 Towers Perrin Compensation Data Bank ("Data Bank") which included 393 companies from all business sectors and 251 CEO positions. This larger data base was viewed as more reliable than data from the small number of companies in the peer group referenced on the Stock Performance Graph. Also, data on comparable positions is unavailable for many of the Company's direct competitors which are, generally, either privately held foreign corporations or divisions of substantially larger corporations. Compensation targets were derived using a single-regression analysis to predict the compensation values for benchmark executive positions based on the magnitude of company sales.

     The analysis for determining the Company's 1994 stock option grant was based on option grant values from the Towers Perrin 1993 Long-Term Incentive Plan Survey which covered 276 employers, 13,500 individuals and over 400 long-term incentive plans.

CEO BASE SALARY

     The CEO base salary determination by the committee, approved by the other outside members of the Board, was to increase Mr. Rosso's base pay from $450,000 to $463,500, a 3.0% increase. This change, while sustaining base pay at a level below the 50th percentile for CEO positions in companies of comparable size, is consistent with compensation changes for both management and non-management members of the Beckman workforce in 1994.

CEO CASH INCENTIVES

     Mr. Rosso's targeted variable cash compensation was based 70% on the annual incentive plan and 30% on the economic value added under the LTIP.

- ---------------

     (1) This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

     For the fiscal year ending December 31, 1994, the CEO earned an annual incentive award of $215,500. This represented 46.5% of base salary, with 35.8% of base salary attributable to the level of EPS achievement and the remaining percentage reflecting the committee's evaluation of Mr. Rosso's performance against pre-established expected work outcomes. The committee noted that most numeric objectives were achieved or marginally missed as implementation of strategic redirection, reorganization and restructuring is progressing smoothly as the Company positions itself for success in a volatile health care sector. Resources have been realigned and focused for current and anticipated market conditions and opportunities. The committee commended the Company on its performance in a challenging year.

     For the first two-year cycle under the LTIP, Mr. Rosso earned an award of $79,300 (17.1% of base salary) based solely on the 1994 financial results. In lieu of cash payment under the LTIP, Mr. Rosso had elected to receive restricted stock under the Incentive Compensation Plan of 1990 (as discussed in note 4 of the "Summary Cash Compensation" table).

     The total cash compensation opportunity, including base salary and variable cash incentives, at target for 1994 was $740,475. The combined incentive awards plus Mr. Rosso's base salary earnings of $462,375 in 1994, resulted in earned total cash compensation of $757,175, just above the 50th percentile total cash compensation of $742,410 for his position in the competitive assessment described above.

STOCK OPTIONS

     The Company's stock option program is considered to be a significant element of compensation at the executive level and extends further into the organization. As a departure from past practice, the committee approved a double stock option grant in 1994 in recognition of the strategic redirection and as a further incentive for key employee contributions during a critical transition period associated with substantial change.

     An important provision for 50% of the 1994 grant was a performance vesting feature which emphasized specific levels of stock price appreciation within certain time lines. This feature further links Company performance and rewards to the achievement of growing shareholder value.

     Stock option grants continue to be non-qualified with a ten year term and a non-discounted strike price. A three year vesting period applied to 50% of the 1994 options with the remaining shares vesting upon the earlier of 9.5 years after the date of grant or at the time the Common Stock meets the targeted stock appreciation levels during the first four years.

     Grant levels for executive officers, including the CEO, closely approximated the 50th percentile of option grant values calculated from data reported in the Towers Perrin Long-Term Incentive Plan Survey (discussed above).

OTHER MATTERS

     The committee is in the process of assessing program modifications which may be necessitated by provisions of the Omnibus Budget Reconciliation Act of 1993. This legislation amended Section 162 of the Internal Revenue Code by limiting to one million dollars the deductibility of compensation paid to certain executives.

     No member of the committee is a former or current officer or employee of the Company. The committee is composed entirely of outside directors.

                                       Organization and Compensation Committee


                                            David S. Tappan, Jr.
                                            Earnest H. Clark, Jr.
                                            Dennis C. Fill
                                            Francis P. Lucier

                              PERFORMANCE GRAPH(1)

     The line graph below compares the cumulative total stockholder return on Beckman's Common Stock (based on its market price and assuming reinvestment of dividends) with the S&P 500 Composite Index, the S&P 500 Medical Products Index and the indicated peer group, for the last five fiscal years.

     Stock price performance shown on the graph is not necessarily indicative of future price performance and in no way reflects the Company's forecast of future financial performance.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

      MEASUREMENT PERIOD                                                         S&P 500 MED.
    (FISCAL YEAR COVERED)           BECKMAN         S&P 500       PEER GROUP         PROD.
12/89                                 100             100             100             100
12/90                                  86              97             113             117
12/91                                 106             126             118             192
12/92                                 139             136             132             164
12/93                                 164             150             129             125
12/94                                 170             152             150             149

 *  Assumes $100 invested on December 31, 1989.

     Beckman has the unique characteristic of serving both the life sciences and diagnostic markets. The Company has historically attempted to construct an index to simulate this characteristic. However, many direct competitors for Beckman's diagnostic products are privately held foreign corporations or divisions of substantially larger public companies. In addition, industry consolidation has reduced the number of competitors available for comparison in the life sciences market. As a result, the previous competitive peer group which included Applied Bio-Systems, Becton-Dickinson, Bio-Rad Laboratories, Diagnostic Products, Millipore, and Perkin-Elmer has been replaced. The Company has selected the S&P 500 Medical Products Index ("Medical Products Index") as an industry index which includes Allergan, C.R. Bard, Baxter International, Bausch & Lomb, Becton-Dickinson, Biomet, Medtronic, St. Jude Medical, and U.S. Surgical. The Medical Products Index was selected because it includes companies that are global, research and development based manufacturers serving the same general customer. Included in the above graph is a comparison of both the previous peer index and the Medical Products Index. While the performance of each index may not be comparable at any point in time, an investment at the beginning of the measured period

- ---------------

(1) This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

resulted in approximately the same value at the end of 1994. The Company intends to utilize the Medical Products Index for the foreseeable future.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has appointed the Audit Committee, whose members and functions are described under "Board of Directors Information -- Committees of the Board" above. Upon recommendation of the Audit Committee, the Board has appointed the firm of KPMG Peat Marwick LLP as the Company's independent accountants for the current year. KPMG Peat Marwick LLP has served as auditor of the Company since it was selected on March 29, 1990 to serve as the Company's independent accountant for the year ended December 31, 1990.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             ADDITIONAL INFORMATION

ANNUAL REPORT

     A copy of the 1994 Annual Report to stockholders which includes the financial statements, but excludes Form 10-K exhibits, is being mailed to each stockholder of record as of February 6, 1995, together with the proxy materials.

DEADLINE FOR STOCKHOLDER PROPOSALS

     Any proposal of an eligible stockholder intended to be presented at the Company's 1996 annual meeting must be received in writing by the Secretary of the Company on or before October 26, 1995, if the proposal is to be considered by the Board for inclusion in the Company's proxy materials for that meeting.

OTHER BUSINESS

     The Board does not intend to present any business at the Annual Meeting other than as stated above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          [SIG]

                                          WILLIAM H. MAY

                                          Secretary
February 28, 1995

                          BECKMAN INSTRUMENTS, INC.
                        PROXY/VOTING INSTRUCTION CARD

   PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
        BECKMAN INSTRUMENTS, INC. HEADQUARTERS, FULLERTON, CALIFORNIA
                    THURSDAY, APRIL 6, 1995, 10:00 A.M.

        The undersigned hereby authorizes and appoints Louis T. Rosso and John
P. Wareham and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned as indicated on the reverse side hereof and in their discretion on all matters as may come before the 1995 Annual Meeting of Stockholders or any adjournments or postponements thereof.

               Nominees for Director for Term Expiring in 1998:
 Carolyne K. Davis, Ph.D., Dennis C. Fill, William N. Kelly, M.D., Henry Wendt

        This card provides voting instructions, as applicable, to (1) the appointed proxies for shares held of record by the undersigned including those held under the Company's Dividend Reinvestment Plan ("Common") and for shares held in First Chicago book entry accounts for certain employee purchases ("FCBE"), and (2) the Trustee for shares held on behalf of the undersigned in Company's Savings and Investment Plan ("SIP") (See "Savings and Investment Plan Voting Information" sheet, enclosed if applicable). IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN, DATE AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. SHARES CANNOT BE VOTED FOR YOU UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                    SEE REVERSE
                                                                        SIDE

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS                                                       9830
    EXAMPLE

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1. Election              FOR            WITHHELD
   of                    / /               / /
   Directors
   (see reverse)


For, except vote withheld from the following nominee(s)


- ---------------------------------------------------------



                              Please check the box if you plan to attend the Annual Meeting. You will be mailed an admittance card.

                                                 / /

                              The signer hereby revokes all instructions heretofore given by the signer to vote at said meeting or any adjournment thereof.

                              NOTE: Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                              -------------------------------------------------


                              -------------------------------------------------
                              SIGNATURE(S)                              DATE

                                                                 MELLON TRUST



                                  ATTENTION

                SAVINGS AND INVESTMENT PLAN VOTING INFORMATION

     PLEASE COMPLETE AND RETURN THE "PROXY/VOTING INSTRUCTION CARD,"
ENCLOSED IN THE OUTSIDE ENVELOPE WINDOW POCKET*, IN ORDER TO DIRECT US IN THE VOTING OF THE SHARES OF BECKMAN COMMON STOCK HELD BY US, AS TRUSTEE FOR THE BECKMAN SAVINGS AND INVESTMENT PLAN. A RETURN ENVELOPE (U.S. POSTAGE PAID) IS PROVIDED.

     YOUR INSTRUCTIONS MUST BE RECEIVED BY APRIL 4, 1995, IN ORDER TO BE INCLUDED IN THE TABULATION; OTHERWISE, THE SHARES HELD FOR YOUR BECKMAN STOCK FUND ACCOUNTS(S) WILL NOT BE VOTED AT THE 1995 ANNUAL MEETING.

     Your individual voting instructions are held in confidence and will not be disclosed to Beckman or others, unless otherwise required by law, regulation, or court order. This applies to all shares indicated on the proxy/instruction card, not just to those indicated as held by the Savings and Investment Plan Trust.

     WE LOOK FORWARD TO RECEIVING YOUR INSTRUCTIONS AND ENCOURAGE YOU TO COMPLETE AND RETURN THE ENCLOSED "PROXY/VOTING INSTRUCTION CARD" TO ENABLE THE SHARES TO BE VOTED.


                                                MELLON BANK, TRUSTEE
                                                Beckman Instruments, Inc.
                                                Savings and Investment Plan

February 1995



*   A "TRUSTEE VOTING INSTRUCTION CARD" MAY ALSO BE ENCLOSED IN THE
    OUTSIDE WINDOW ENVELOPE AND YOU MAY RECEIVE MORE THAN ONE PACKAGE OF PROXY MATERIALS DEPENDING ON DIFFERENCES IN THE RECORDING OF YOUR NAME ON EMPLOYEE OR STOCK REGISTRATION RECORDS. PLEASE COMPLETE AND RETURN ALL CARDS RECEIVED. YOU MAY USE THE SAME RETURN ENVELOPE FOR ALL CARDS.

                                                                 MELLON BANK



                                  ATTENTION

                    TRUSTEE VOTING INSTRUCTION INFORMATION
                             BENEFIT EQUITY TRUST

     PLEASE COMPLETE AND RETURN THE "TRUSTEE VOTING INSTRUCTION
CARD," ENCLOSED IN THE OUTSIDE ENVELOPE WINDOW POCKET*. IT MUST BE RECEIVED BY APRIL 4, 1995 TO ENABLE TABULATION IN TIME FOR THE
1995 ANNUAL MEETING. A RETURN ENVELOPE (U.S. POSTAGE PAID) IS PROVIDED.

     The Benefit Equity Trust was established to assist Beckman in meeting its stock-based obligations. You will note that there is nothing on this card indicating a designated number of shares in your name. This is because you do not have any interests, entitlements, claims, ownership or beneficial ownership in any stock or other assets of the Beckman Benefit Equity Trust. Pursuant to the terms of this trust, we as trustee hereby request your assistance as a recent participant in the Beckman Employees' Stock Purchase Plan by directing the vote of the trust's holding of Beckman Common Stock. Your individual voting instructions are held in confidence and will not be disclosed to Beckman or others, unless otherwise required by law, regulation, or court order.

     ALL BECKMAN COMMON STOCK HELD IN THE TRUST WILL BE VOTED BY MELLON BANK, AS TRUSTEE, AND THE VOTE WILL BE IN THE SAME PROPORTIONS AS THE NUMBER OF INSTRUCTIONS RECEIVED BY US. ACCORDINGLY, WE ARE LOOKING FORWARD TO YOUR ASSISTANCE IN PROVIDING US WITH YOUR VOTING PREFERENCES AND ENCOURAGE YOU TO COMPLETE AND RETURN THE ENCLOSED TRUSTEE VOTING INSTRUCTION CARD.


                                                MELLON BANK, TRUSTEE
                                                Beckman Instruments, Inc.
                                                Benefit Equity Trust

February 1995





*   A "PROXY/VOTING INSTRUCTION CARD" MAY ALSO BE ENCLOSED IN THE
    OUTSIDE WINDOW ENVELOPE AND YOU MAY RECEIVE MORE THAN ONE PACKAGE OF PROXY MATERIALS DEPENDING ON DIFFERENCES IN THE RECORDING OF YOUR NAME ON EMPLOYEE AND STOCK REGISTRATION RECORDS. PLEASE COMPLETE AND RETURN ALL CARDS RECEIVED. YOU MAY USE THE SAME RETURN ENVELOPE FOR ALL CARDS.

                       TRUSTEE VOTING INSTRUCTION CARD
          BECKMAN INSTRUMENTS, INC. ("BECKMAN") BENEFIT EQUITY TRUST

     The Board of Directors of Beckman has solicited a proxy from Mellon Bank, as Trustee for the Beckman Benefit Equity Trust, on matters presented at the Beckman Annual Meeting of Stockholders, April 6, 1995, and any adjournments or postponements thereof (see "Trustee Voting Instruction Information - Benefit Equity Trust" enclosed with proxy materials). The undersigned directs the Trustee, on the reverse side hereof, on the vote upon the nominees for Director for the term expiring in 1998:

     Carolyne K. Davis, Ph.D., Dennis C. Fill, William N. Kelly, M.D., and Henry Wendt.

     This card constitutes voting instructions to the Trustee only.
Completion of this card does not imply, create, or bestow on the undersigned any ownership or other rights to assets in the Beckman Benefit Equity Trust. All shares of Beckman Common Stock held in the Trust on the Record Date will be voted as directed in proportion to the number of responses received by the Trustee.

     You may receive more than one set of proxy materials if you hold Beckman Common Stock of record, in street name, in the Beckman Dividend Reinvestment Plan, in a First Chicago book entry account for certain employee puchases, or such stock is held on your behalf in the Beckman Savings and Investment Plan. PLEASE SIGN, DATE AND RETURN ALL CARDS THAT YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                                          SEE REVERSE SIDE

     PLEASE MARK YOUR
  X  VOTES AS IN THIS                                                      7785
     EXAMPLE

                THE INSTRUCTION CARD MUST BE PROPERLY EXECUTED IN ORDER FOR SHARES TO BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.
        IF PROPERLY EXECUTED, BUT NO DIRECTION IS INDICATED, IT WILL BE COUNTED AS A VOTE FOR PROPOSAL 1.

                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

                         FOR         WITHHELD
   1.  Election          / /           / /
       of
       Directors
       (see reverse)

   For, except vote withheld from the following nominee(s)




    ----------------------------------------------------------



                    NOTE: Please date and sign exactly as name appears hereon.




                    -----------------------------------------------------------



                    -----------------------------------------------------------
                                    SIGNATURE(S)                   DATE